ARTICLES OF MERGER OF
               PARK PHARMACY CORPORATION, a Texas corporation, AND
                      RX-PRO.COM, INC., a Texas corporation

            The undersigned  corporations,  acting pursuant to the provisions of
Article 5.01 of the Texas Business Corporation Act (the "TBCA"), hereby adopt the following Articles of Merger for the purpose of merging Rx-Pro.Com, Inc., a Texas corporation, with and into Park Pharmacy Corporation, a Texas corporation, which shall be the surviving corporation (such corporations hereinafter are collectively referred to as the "Constituent Corporations").

   1. The name and jurisdiction of organization of each corporation that is a party to the Agreement and Plan of Merger are as follows:

                       Name                          Jurisdiction
                       ----                          ------------
                Park Pharmacy Corporation               Texas
                Park Pharmacy Corporation               Colorado
                Rx-Pro.Com, Inc.                        Texas

   2. An Agreement and Plan of Merger has been approved and adopted by each of the Constituent Corporations in accordance with Article
             5.03 of the TBCA and is on file at the principal place of business of Park Pharmacy Corporation, a Texas corporation, the surviving corporation in the merger, located at 10711 Preston Road, Suite 250, Dallas, Texas 75230.

   3. A copy of the Agreement and Plan of Merger will be furnished by Park Pharmacy Corporation, a Texas corporation, on written request and without cost to any shareholder of any Constituent Corporation.

   4. The number of outstanding shares of each class of stock of each of the Constituent Corporations is as follows:

                                                                 Number of
                                                                  Shares
                       Corporation            Class              Outstanding
                       -----------            -----              -----------
                Park Pharmacy Corporation     Common Stock        7,600,000
                Rx-Pro.Com, Inc.              Common Stock           30,000
                Rx-Pro.Com, Inc.              Preferred Stock             0

   5. The Agreement and Plan of Merger has been approved by written consent of the shareholders in lieu of a meeting of each of the Constituent Corporations.

   6. The Agreement and Plan of Merger and the performance of its terms have been duly authorized by all action of the Constituent Corporations required by the laws under which they were incorporated and by their constituent documents.





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   7.         The Articles of  Incorporation  of Park  Pharmacy  Corporation,  a
              Texas corporation, the surviving corporation in the merger, shall continue in full force and effect, except that Article I shall be amended to read in its entirety as follows:

                      "The name of the Corporation is RX-PRO.COM, INC."

   8. Park Pharmacy Corporation, a Texas corporation, as the surviving corporation in the merger, shall be responsible for the payment of all fees and franchise taxes of Rx-Pro.Com, Inc., if the same are not timely paid.

Dated:  December 9, 1999

                                       PARK PHARMACY CORPORATION

                                       By:    /s/ Thomas R. Baker
                                              ----------------------------------
                                              Thomas R. Baker, President and
                                              Chief Executive Officer


                                              RX-PRO.COM, INC.

                                       By:    /s/ John A. Blomgren
                                              ----------------------------------
                                              John A. Blomgren, R.Ph., President